UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 22, 2019
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Announcement of Intent to Resign as a Director
On February 20, 2019, Claire L. Arnold announced her intention to resign as a member of the Board of Directors (the “Board”) of Schweitzer-Mauduit International, Inc. (the “Company”) effective as of the Company’s 2019 Annual Meeting of Stockholders. Ms. Arnold’s decision to resign from the Board did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director

On February 21, 2019, the Board increased the size of the Board to nine members and appointed Deborah Borg as a director and member of the Compensation Committee, all effective as of February 21, 2019.

As compensation for her service on the Board, Ms. Borg will receive the Company’s standard compensation for non-employee directors, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2018. Ms. Borg has no family relationships with any director or executive officer of the Company, and there were no arrangements or understandings with any person pursuant to which she was selected as a director of the Company. In addition, there have been no transactions directly or indirectly involving Ms. Borg that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Annual Incentive Plan

On February 20, 2019, the Compensation Committee of the Board adopted the Schweitzer-Mauduit International, Inc. Annual Incentive Plan (the “Annual Incentive Plan”), which replaced the Company’s prior annual incentive plan and is effective for performance periods commencing on or after January 1, 2019. The following paragraphs provide a summary of certain terms of the Annual Incentive Plan.

The purpose of the Annual Incentive Plan is to further align the interests of the stockholders of the Company and its key executives through (i) the annual establishment of Company objectives which are deemed by the Compensation Committee of the Board to be in the short- and long-range interests of the Company, and (ii) providing participants with the opportunity to earn cash incentive awards based upon the extent to which specified performance goals have been achieved or exceeded during a performance period. The Annual Incentive Plan will be administered by the Compensation Committee of the Board.

All officers and other employees of the Company and its affiliates may be designated by the Compensation Committee for participation in the Annual Incentive Plan. Under the Annual Incentive Plan, payment of awards to participating officers and other employees are subject to the attainment of specific performance goals and other terms and conditions established by the Compensation Committee with respect to the applicable performance period. A participant may receive an award under the Annual Incentive Plan based upon achievement of a performance goal or goals using one or more corporate-wide or subsidiary, division, business operating unit, geographic or individual measures.

The foregoing summary is qualified in its entirety by reference to the Annual Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
On February 21, 2019, the Board approved and adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended Bylaws”). The Amended Bylaws amended the director age limit provisions in Bylaw 17 to conform to the director age limit provisions set forth in Section 8 of the Company’s Corporate Governance Guidelines. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(a)Exhibits.

Exhibit	Description
3.1	Amended and Restated Bylaws (as amended and restated on and through February 21, 2019.
10.1	Schweitzer-Mauduit International, Inc. Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

Dated: February 22, 2019	By:	/s/ Ricardo Nuñez
Ricardo Nuñez
Senior Vice President, General Counsel and Corporate Secretary

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
Current Report on Form 8-K
Dated February 22, 2019

INDEX TO EXHIBITS

Exhibit No.                    Description
_________    _____________________________________________________________________

3.1	Amended and Restated Bylaws (as amended and restated on and through February 21, 2019

10.1	Schweitzer-Mauduit International, Inc. Annual Incentive Plan

Dated: February 22, 2019